UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

FuboTV Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39590	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 Avenue of the Americas

New York, NY 10104

(Address of principal executive offices) (Zip Code)

(212) 672-0055

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A Common Stock, par value $0.0001 per share	FUBO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Appointment

On July 9, 2026, the Board of Directors (the “Board”) of FuboTV Inc. (the “Company”) appointed Alisa Bowen as Chief Executive Officer of the Company, effective July 10, 2026.

Ms. Bowen, age 53, joins the Company from The Walt Disney Company (“Disney”), where she has served as President, Disney+ since September 2022. Prior to that position, she served as Disney’s Executive Vice President, Business Operations, Disney Streaming from March 2019 to September 2022 and Senior Vice President, Digital Media & Head of Technology, International from April 2017 to March 2019. Prior to joining Disney, Ms. Bowen served as Chief Technology Officer & Group Director, Digital at News Corp Australia Pty Limited from April 2013 to March 2017, as General Manager, Wall Street Journal Digital Network at Dow Jones & Company, Inc. from December 2010 to March 2013, and held multiple executive roles in Reuters Media at Thomson Reuters Corporation from September 2001 to December 2010. Ms. Bowen currently serves as Chair of the Board of Directors of Starlight Children’s Foundation. She received a B.A. in Public Relations from Royal Melbourne Institute of Technology and an M.B.A. with Distinction from London Business School.

There are no arrangements or understandings between Ms. Bowen and any other person pursuant to which she is being appointed as Chief Executive Officer of the Company. There are also no family relationships between Ms. Bowen and any director or executive officer of the Company, and Ms. Bowen does not have any direct or indirect material interest in any transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment as Chief Executive Officer, the Company entered into an employment agreement with Ms. Bowen, effective July 10, 2026 (the “Bowen Employment Agreement”), that provides that her employment is at-will and does not have a specified fixed term. Pursuant to the Bowen Employment Agreement, Ms. Bowen’s annual base salary will be $1,575,000, and she will be eligible to receive an annual performance bonus, with her target bonus being 120% of her base salary and her bonus for 2026 to be pro-rated to reflect the portion of the year during which she is employed with the Company. The Bowen Employment Agreement also provides that Ms. Bowen will be granted an award of Company restricted stock units upon the commencement of her employment with the Company, with the number of units subject to the award determined by dividing $3,500,000 by the closing price of the Company’s Class A common stock on the grant date. This award will be scheduled to vest over three years following the grant date and is intended to compensate Ms. Bowen for her unvested equity awards that were forfeited upon her separation from employment with Disney. In addition, Ms. Bowen will be granted an annual equity award for 2026 at the same time and on the same vesting and other terms as the Company’s 2026 annual equity award grants for its other executive officers, with the aggregate value of her annual 2026 award as of the grant date to be $8,000,000, and a one-time inducement bonus of $1,100,000 if Ms. Bowen remains employed with the Company through December 31, 2026 or if her employment with the Company is terminated in circumstances that entitle her to severance benefits from the Company as described below. In addition, Ms. Bowen will be entitled to participate in the benefit programs made available to the Company’s executive officers generally, to reimbursement of her expenses incurred to relocate to the New York area, to reimbursement for temporary housing expenses in the New York area until she relocates, and to reimbursement for certain specified legal expenses incurred in connection with entering into the Bowen Employment Agreement.

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In the event Ms. Bowen’s employment is terminated by the Company without “cause” or by her for “good reason” (as such terms are defined in the Bowen Employment Agreement) and such termination does not occur during a “change in control period” (as defined in the Bowen Employment Agreement), she will be entitled to a cash severance payment equal to two times the amount of her annual base salary (payable in installments over the 24-month period following her termination date), plus a pro-rated amount of her target bonus for the year in which the termination occurs (paid in a lump sum following her termination). In addition, in such an event, the Company would pay the premiums for continued health coverage for Ms. Bowen and her eligible dependents for up to 24 months following her termination and Ms. Bowen’s then-outstanding time-based equity awards granted by the Company would vest in full (with the vesting of any performance-based equity awards to be determined in accordance with the applicable award agreement). However, if such a termination of Ms. Bowen’s employment occurs during the period beginning six months before, and ending 24 months after, a change in control of the Company, Ms. Bowen will be entitled to a cash severance payment equal to two times the sum of her annual base salary and her annual target bonus for the year in which her termination occurs (payable in a lump sum following the later of her termination date or the change in control) in addition to the Company’s payment of premiums for continued health coverage and the accelerated vesting of Ms. Bowen’s then-outstanding time-based equity awards described above. In each case, Ms. Bowen’s right to receive the severance payments described above would be subject to her execution of a release of claims in favor of the Company.

The foregoing summary is qualified in its entirety by the provisions of the Bowen Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Subject to approval by the Board at its next regularly scheduled meeting, following the Company’s Annual Meeting of Stockholders on July 28, 2026 (the “Annual Meeting”), it is anticipated that Ms. Bowen also will be appointed to serve as a member of the Board.

Chief Executive Officer Termination

On July 9, 2026, David Gandler’s employment as Chief Executive Officer of the Company terminated, effective July 9, 2026. In connection with the termination of Mr. Gandler’s employment, Mr. Gandler will be entitled to receive the severance benefits provided under his employment agreement with the Company dated May 4, 2023 (the “Gandler Employment Agreement”) for a termination of his employment by the Company without “cause” (as defined in the Gandler Employment Agreement) that occurs within 24 months following a “change in control” of the Company (as defined in the Gandler Employment Agreement), plus a prorated target bonus for the current fiscal year, subject to Mr. Gandler providing a release to the Company and Mr. Gandler’s compliance with his ongoing obligations to the Company in accordance with the Gandler Employment Agreement.

On July 9, 2026, Mr. Gandler also resigned from the Board in accordance with the terms of his employment agreement. The Board has withdrawn his nomination for election to the Board at the Annual Meeting and, accordingly, Mr. Gandler will no longer stand for election to the Board at the Annual Meeting.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on July 9, 2026, announcing the Chief Executive Officer transition discussed above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

The information being furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto) shall not be deemed “filed” for any purpose, including the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1 hereto) shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and Alisa Bowen, dated July 9, 2026.
99.1	Press release, dated as of July 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FUBOTV INC.

Date: July 9, 2026	By:	/s/ Gina DiGioia
Gina DiGioia
Chief Legal Officer and Corporate Secretary

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